FOR IMMEDIATE RELEASE

BANKRATE SETTLES LAWSUIT

New York, NY - October 11, 2006 - Bankrate, Inc. (NASDAQ: RATE) announced today that it has reached a settlement with American Interbanc, LLC to resolve all matters related to the lawsuit against Bankrate filed in November 2002. Under the terms of the settlement, without admitting fault or liability of any kind, Bankrate has agreed to make a one time $3.0 million cash payment to American Interbanc and American Interbanc has agreed to dismiss the lawsuit with no ability to reassert its claims against Bankrate. Additionally, American Interbanc and Bankrate have agreed to release each other from all claims arising out of or related to the lawsuit. Bankrate and American Interbanc have also agreed to certain terms and conditions that permit American Interbanc to advertise on Bankrate.com. During the third quarter 2006, Bankrate incurred legal expenses of $675,000 to settle the case and will also record a charge of $3.0 million to recognize the settlement.

"While we believe that we have operated our business in an appropriate manner, we made a pragmatic business decision to settle this lawsuit," said Thomas R. Evans, President and CEO of Bankrate, Inc. The settlement allows us to contain our exposure and rid ourselves of the distraction and expense of defending the suit," Mr. Evans added.

In November 2002, American Interbanc added Bankrate to a lawsuit pending against several other defendants in the Superior Court of the State of California involving allegations of false advertising and antitrust violations. Bankrate received the plaintiff's first statement of damages in December 2004 and promptly filed a Form 8-k with the Securities Exchange Commission (SEC) disclosing the specifics of the lawsuit. Footnote disclosure of the lawsuit was included in each of Bankrate's subsequent annual and quarterly periodic reports.

About Bankrate, Inc.
Bankrate, Inc. (Nasdaq:RATE) owns and operates Bankrate.com, a leading Internet consumer banking marketplace. Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. It is the leading aggregator of more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2005, Bankrate.com had over 46 million unique visitors. Bankrate.com provides financial applications and information to

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a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE:TWX), The Wall Street Journal (NYSE: DJ) and The New York Times (NYSE:NYT). Bankrate.com's information is also distributed through more than
400 national and state publications. In addition to Bankrate.com, Bankrate, Inc. also owns and operates FastFind, an internet lead aggregator and MMIS/Interest.com, which publishes mortgage guides and financial rates and information.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain matters included in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to the dismissal of the lawsuit brought by American Interbanc and the impact of settling the lawsuit on our financial results. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: challenges to the settlement by co-defendants; the plaintiff fails to properly dismiss the lawsuit; changes in, or interpretations of, accounting rules and regulations could result in unfavorable accounting charges; and changes in, or interpretations of, tax rules and regulations. These and additional important factors to be considered are set forth under "Item 1. Business - Risk Factors,'' "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations'' and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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For more information contact:

Bruce J. Zanca
SVP, Chief Marketing and Communications Officer
bzanca@bankrate.com
(917) 368-8648